Exhibit 23



                          Independent Auditors' Consent



The Board of Directors
Kaneb Pipe Line Company LLC


We consent to the incorporation by reference in registration statement number 333-71638 on Form S-3 of Kaneb Pipe Line Operating Partnership, L.P. of our report dated February 25, 2003, except as to note 10, which is as of March 21, 2003, relating to the consolidated balance sheet of Kaneb Pipe Line Company LLC and subsidiaries as of December 31, 2002.



                                    KPMG LLP



Dallas, Texas
May 20, 2003